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                 IMPORTANT: PLEASE READ CAREFULLY BEFORE SIGNING
                SIGNIFICANT REPRESENTATIONS ARE CALLED FOR HEREIN

                             SUBSCRIPTION AGREEMENT
                                       AND
                           LETTER OF INVESTMENT INTENT


Western Plains Energy, L.L.C.
P.O. Box 474
Hoxie, KS 67740

Gentlemen:

The undersigned hereby tenders its subscription and applies for the purchase of _____ Class D capital units (the "Units") of Western Plains Energy, L.L.C., a Kansas limited liability company (the "Company"), for a purchase price of $5,000 per Unit for a total purchase price of $________. By execution below, the undersigned acknowledges that the Company is relying upon the accuracy and completeness of the representations contained herein in complying with its obligations under applicable securities laws.

         The undersigned acknowledges and represents as follows:

         (a) That the undersigned has received, carefully reviewed, and is familiar with the Company's Articles of Organization, proposed Operating Agreement, the Company's business plan and the Feasibility Study conducted by Val-Add Service Corporation (collectively, the "Information").

         (b) That the undersigned, in connection with the signing of this Subscription Agreement and Letter of Investment Intent, agrees to become a member of the Company by signing the Counterpart Signature Page to the Company's Operating Agreement and to be governed by the provisions of the Company's Articles of Organization and Operating Agreement.

         (c) The undersigned represents and warrants that he is a bona fide resident of, and is domiciled in, the State of __________, and that the Units are being purchased by him in his name solely for his own beneficial interest and not as nominee for, or on behalf of, or for the beneficial interest of, or with the intention to transfer to, any other person, trust or organization.

         (d) That the undersigned has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company, so that it is capable of reading and interpreting the Information and evaluating the merits and risks of his investment in the Company, and he has the capacity to protect his own business and financial interests.

         (e) That by reason of his business or financial experience, the undersigned has the capacity to protect his interests in connection with his purchase of the Units.

         (f) That the undersigned has been given access to full and complete information regarding the Company and has utilized such access to his satisfaction for the purpose of obtaining information in addition to, or verifying information included in, the Information, and that the undersigned has either met with or been given reasonable opportunity to meet officers of the

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Company for the purpose of asking questions of, and receiving answers from, such officers concerning the terms and conditions of the offering of the Units and the proposed business and operations of the Company and to obtain any additional information, to the extent reasonably available.

         (g) That the undersigned acknowledges that he has made his own investigation of the Company, its business, personnel and prospects; has had an opportunity to discuss the Company's business, management and financial affairs with managers, officers, and management of the Company; and has had the opportunity to review the Company's operations and facilities to its satisfaction.

         (h) That the undersigned has obtained, to the extent the undersigned deems necessary, personal professional advice with respect to the risks inherent in an investment in the Company, the suitability of the investment in light of the undersigned's financial condition and investment needs, and legal, tax and accounting matters.

         (i) That the undersigned recognizes that an investment in the Company involves a high degree of risk and speculation; that the purchase of the Units is a long-term investment; that transferability and sale of the Units is restricted and that in the event of disposition of the Units the undersigned could sustain a partial or complete loss, either from an economic standpoint or as a result of income tax obligations or both.

         (j) That the undersigned believes that the investment in the Units is suitable for him based upon his investment objectives and financial needs, and the undersigned has adequate means for providing for his current financial needs and contingencies and has no need for liquidity of investment with respect to the Units.

         (k) That the undersigned recognizes that an investment in the Units is highly speculative, and involves a high degree of risk including, but not limited to, the risk of economic losses from operations of the Company and the total loss of its investment.

         (l) That the undersigned recognizes that any financial projections, forecasts, assumptions or estimates included in or referred to in the Information or otherwise delivered or communicated to the undersigned are not statements of fact and that no representation or warranties are made, by the Company or any officer, director, shareholder, employee or agent thereof, with respect to the accuracy of such projections, forecasts, assumptions or estimates or with respect to the future operations or the amount of any future income or loss of the Company.

         (m) That:

                  (1) the operating results, predictions, estimates and projections, if any, contained in the Company's business plan are for illustrative purposes only and are based upon certain assumptions and events over which the Company has only partial or no control;

                  (2) variations in such assumptions, including, but not limited to, sales, costs, selling expenses, general and administrative expenses, development expenses, consumer acceptance and competitive developments could significantly affect such projections and forecasts;

                  (3) to the extent that assumed events do not materialize, the outcome will vary substantially from that projected or forecasted; and

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                  (4) there are a number of other factors and risks which could cause actual results to be substantially less than projected.

         (n) That the undersigned realizes that (1) the purchase of the Units is a long-term investment, (2) the purchasers of the Units must bear the economic risk of investment in the Units for an indefinite period of time because the Units have not been registered under the Securities Act of 1933, as amended (the "Act"), and, therefore, cannot be sold unless they are subsequently registered under the Act or an exemption from such registration is available, and (3) the transferability of the Units is restricted and (A) requires conformity with the restrictions contained in paragraph (o) below, and (B) will be further restricted by a legend placed on the certificates representing the Units stating that they have not been registered under the Act and referencing the restrictions on transferability.

         (o) The undersigned has been advised that the Units are not being registered under the Act or relevant state securities laws but are being offered and sold pursuant to exemptions from such laws and that the Company's reliance upon such exemptions is predicated in part on the undersigned's representations as contained herein. The undersigned represents and warrants that the Units are being purchased for his own account and for investment and without the intention of reselling or redistributing the same, that he has made no agreement with others regarding any of the Units and that his financial condition is such that it is not likely that it will be necessary to dispose of any of the Units in the foreseeable future. The undersigned is aware that, in the view of the U.S. Securities and Exchange Commission, a purchase of securities with an intent to resell any of the same by reason of any foreseeable specific contingency or anticipated change in market value, or any change in the condition of the Company, or in connection with a contemplated liquidation or settlement of any loan obtained for the acquisition of the Units and for which the Units were pledged as security, would represent an intent inconsistent with the representations set forth above. The undersigned further represents and agrees that if, contrary to its foregoing intentions, he should later desire to dispose of or transfer any of the Units in any manner, he shall not do so or attempt to do so without complying with the restrictions on transferability of the Units contained in the Company's Operating Agreement.

         (p) That the undersigned recognizes that the proceeds raised from the sale of the Units will be used to pay for various start-up costs or expenses associated with the Company and the proposed ethanol plant.

         (q) That the undersigned recognizes that there is no guarantee that the Company will be successful in the construction, development and operation of the proposed ethanol plant.

         (r) The undersigned acknowledges that the Company may experience significant losses during its existence, that there is no guarantee the Company will be profitable or that the undersigned will receive any distributions in the foreseeable future from the Company, if ever.

         (s) The undersigned acknowledges that, once executed, its Subscription Agreement and Letter of Investment Intent is an irrevocable, binding commitment to purchase the Units.

         The warranties, representations, and agreements of the undersigned are continuing in nature and shall survive the acceptance of this Subscription Agreement Letter of Investment Intent and the issuance of the Units.

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SPECIAL INSTRUCTIONS FOR PARTNERSHIP, TRUST, CORPORATION, AND LIMITED LIABILITY
COMPANY INVESTORS

         Each investor which is a partnership must deliver a complete copy of its partnership agreement. Each investor which is a trust must deliver (i) a complete copy of its trust agreement. Each investor which is a corporation must deliver (i) a copy of the Articles of Incorporation of the investor, (ii) a copy of its Bylaws, and (iii) a Board Resolution or Certificate setting forth the authority of the corporation to invest and setting forth the authority of the corporate officer signing on behalf of the corporation. Each investor which is a limited liability company must deliver (i) a copy of the Articles of Organization of the investor, (ii) a copy of its Operating Agreement, Member Control Agreement or similar document and (iii) a Manager's Resolution or Certificate setting forth the authority of the limited liability company to invest, and setting forth the authority of the manager signing on behalf of the limited liability company.

         This Subscription Agreement and Letter of Investment Intent shall be binding upon the undersigned and the Company's respective heirs, legal representatives, successors and permitted assigns.

Dated: __________, 2001

(Signature for Corporate, Partnership,    (Signature for Individual Investors)
Trust or other Entity Investor)

---------------------------------         ---------------------------------
(Print Name of Entity)                    (Signature)

By:                                       Print Name:
   ------------------------------                    ----------------------
  (Signature)

Print Name:
           ----------------------         ---------------------------------
                                          (Signature of Joint Investor)

Title:                                    Print Name of Joint Investor (if any):
      ---------------------------
                                          ---------------------------------

DATED:__________________, 2001


---------------------------------         ---------------------------------
Signature                                 Signature


---------------------------------         ---------------------------------
Name Typed or Printed                     Name Typed or Printed



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                                   ACCEPTANCE

         The Company hereby accepts the foregoing Subscription Agreement and Letter of Investment Intent as of the date above indicated.

                                              WESTERN PLAINS ENERGY, L.L.C.


Date:                                         By
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                                                 Its
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